Exhibit 23.2



The Board of Directors
Realty Income Corporation


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Named Experts and Counsel" in the registration statement.




                                    \s\KPMG LLP
                                    -------------------------------
                                    KPMG LLP


San Diego, California
November 9, 1999